Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 11 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON THE FIFTH ANNIVERSARY OF THE CLOSING DATE (THE “EXPIRATION DATE”).

No. 2

MAGELLAN PETROLEUM CORPORATION

AMENDED AND RESTATED WARRANT TO PURCHASE SHARES OF

COMMON STOCK, PAR VALUE $0.01 PER SHARE

This Amended and Restated Warrant to Purchase Shares of Common Stock, Par Value $0.01 Per Share (“Warrant”), issued by Magellan Petroleum Corporation, a Delaware corporation (the “Company”), to Young Energy Prize S.A., a Luxembourg corporation (“Warrantholder”), amends and restates in its entirety the Warrant to Purchase Shares of Common Stock, Par Value $0.01 Per Share, issued by the Company to the Warrantholder on July 9, 2009.

For VALUE RECEIVED, the Warrantholder is entitled to purchase, subject to the provisions of this Warrant, from the Company, from and after the Closing Date (the “Initial Exercise Date”) and at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $1.15 (the exercise price in effect being herein called the “Warrant Price”), 4,347,826 shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. Terms not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement, dated February 9, 2009 (the “Purchase Agreement”), between the Company and the initial holder of this Warrant, as amended from time to time.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder or its designee.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time and from time to time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check, or wire transfer of funds of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered for exercise (or the date evidence of loss, theft, or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company in connection with such exercise), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 3.2 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state, or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen, or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft, or destruction of the Warrant, and with respect to a lost, stolen, or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change, and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer, or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer, or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities, or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer, or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer, or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity, shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

(c) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(d) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(e) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period, and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

Section 9. Pre-Emptive Right.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, propose to issue or sell any new Equity Securities (as defined below) (the “New Securities”) in any public or private offering, the Warrantholder shall have the right, but not the obligation, to purchase its Pro Rata Portion (as defined below) of such New Securities in accordance with the terms and provisions of this Section 9.

(b) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Securities to the Warrantholder prior to the issuance or sale of such New Securities. The Issuance Notice shall, to the extent practicable, set forth the material terms and conditions of the proposed issuance, including: (i) the number and description of the New Securities proposed to be issued; (ii) the proposed issuance date, if known; and (iii) the proposed purchase price per share, or range of proposed purchase prices per share, if known.

(c) For a period of ten (10) business days following the receipt of an Issuance Notice (the “Exercise Period”), the Warrantholder shall have the right to elect irrevocably to purchase its Pro Rata Portion of the New Securities at the same purchase price (net of any underwriting discounts or sales commissions) paid by the other purchasers of New Securities by delivering to the Company a written notice of its irrevocable election (the “Purchase Notice”). The Purchase Notice shall include a re-affirmation by the Warrantholder that the representations and warranties contained in Section 3.2 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the date of such Purchase Notice. The closing of any purchase by the Warrantholder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The Warrantholder agrees to use its commercially reasonable best efforts to secure any Governmental Approvals or any other regulatory approvals or other consents applicable to it, and to comply with any laws, rules and regulations as necessary in connection with the offer, sale and purchase of the New Securities.

(d) In the event that the Warrantholder: (i) declines in writing to exercise its rights under this Section; (ii) fails to deliver a Purchase Notice to the Company that complies fully with the provisions of paragraph (c) above; or (iii) is unable to complete the purchase of its Pro Rata Portion of the New Securities because it is unable to obtain any required Governmental Approval applicable to it, then, in any such case, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, however, that (X) such issuance or sale is consummated within ninety (90) business days after the expiration of the Exercise Period (subject to the extension of such ninety (90) business day period for a reasonable time not to exceed forty-five (45) additional business days to the extent reasonably necessary to obtain any necessary Government Approvals, approvals required under Delaware law or NASDQAQ listing rules, or any other third party approvals or consents) and (Y) for the avoidance of doubt, the price at which the New Securities are sold is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such New Securities within the time period described in the preceding sentence, the Company shall not thereafter issue or sell any New Securities without first again offering the Warrantholder the right to purchase its Pro Rata Portion of such New Securities in accordance with this Section.

(e) As used in this Section 9, the following terms shall have the following meanings:

(i) “Equity Securities” means any and all shares of the Company’s Common Stock and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares but does not include Excluded Securities.

(ii) “Excluded Securities” means any securities issued in connection with: (A) the grant to any consultants, employees, officers or directors of the Company pursuant of any stock option, stock award, stock appreciation right or similar right under the Company’s equity-based compensation plans or other similar compensation agreements with any of the foregoing, or the exercise, conversion or exchange of any such securities; (B) the conversion or exchange of any securities of the Company into shares of Common Stock, or the exercise of any options, warrants or other rights to acquire such shares, existing as the date hereof; (C) any acquisition by the Company of the stock, assets, properties or business of any Person; (D) any merger, consolidation or other business combination involving the Company; (E) a stock split, stock dividend, other distribution of shares of the Company’s Common Stock or any similar recapitalization transaction; (F) any firm commitment underwritten public offering of securities; (G) any issuance of warrants, options or other similar rights to purchase equity securities granted to lenders or other institutional investors in any arm’s length transaction providing debt financing to the Company or any of its subsidiaries: in each case of (A) – (G), as approved by the Company’s Board of Directors.

(iii) “Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Government Authority, the giving notice to or registration with any Government Authority or any other action in respect of any Government Authority.

(iv) “Government Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

(v) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

(vi) “Pro Rata Portion” means, with respect to the Warrantholder on any issuance date for New Securities, the number of New Securities equal to the product of (A) the total number of New Securities to be issued by the Company on such date and (B) the fraction determined by dividing (x) the then-outstanding number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such issuance by (y) the total number of shares of the Common Stock issued and outstanding immediately prior to such issuance plus the then-outstanding number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such issuance.

Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 10, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 11. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement relating to the Warrant Shares (the “Registration Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or if the effectiveness of a Registration Statement has been delayed or a Prospectus has been unavailable, and such delay or unavailability (whether alone, or in combination with any other period of delay or unavailability) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that such delay or unavailability continues.

Section 12. Benefits. Nothing in this Warrant shall be construed to give any person, firm, or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy, or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 13. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 14. Identity of Transfer Agent. The Transfer Agent for the Common Stock is American Stock Transfer & Trust Company, LLC. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 15. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Magellan Petroleum Corporation

7 Custom House Street, 3rd Floor

Portland, ME 04101

Facsimile: (207) 553-2250

Attention: William H. Hastings, President and CEO

Section 16. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 17. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 18. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of Delaware for the purpose of any suit, action, proceeding, or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action, or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action, or proceeding, and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action, or proceeding brought in such courts and irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 19. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, the Warrantholder may elect at any time and from time to time to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued, and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)
A

where

X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the Market Price of one share of Common Stock as at the date the net issue election is made; and

B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

Section 20. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 21. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Warrantholder.

Section 22. Section Headings. The section headings in this Warrant are for the convenience of only and in no way alter, modify, amend, limit, or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 11th day of March, 2010.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ William H. Hastings
Name:	William H. Hastings
Title:	President and CEO

APPENDIX A

MAGELLAN PETROLEUM CORPORATION

WARRANT EXERCISE FORM

To Magellan Petroleum Corporation:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Amended and Restated Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                                  shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name:

Address:

Federal Tax ID

Or Social Security No.:

and delivered by

             (certified mail to the above address, or

             (electronically (provide DWAC Instructions:                                ), or

             (other (specify):                                                                                ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

Dated: ,	Signature:

Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

APPENDIX B

MAGELLAN PETROLEUM CORPORATION

NET ISSUE ELECTION NOTICE

To Magellan Petroleum Corporation:

Date:

The undersigned hereby elects under Section 19 of this Warrant to surrender the right to purchase                          shares of Common Stock pursuant to this Warrant and hereby requests the issuance of                          shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

13